SECOND AMENDED AND SUPERSEDING
                             BY-LAWS
                                OF
                          PENTAIR, INC.
                   ADOPTED ON JANUARY 15, 1982

                 As Amended Through July 21, 1995
         All Such Amendments Are Specifically Identified


                            ARTICLE I
                      Shareholders' Meetings


     Section 1. Place of Meeting. The meetings of the shareholders shall be held at the principal place of business of the Corporation or at any other place designated by the Board of Directors or consented to in writing by all of the shareholders entitled to vote thereat.
     Section 2.     Annual Meeting.  Each year, commencing in
1982, the annual meeting of shareholders shall be held on such date after March 1 and prior to June 1 and at such place as the
Board of Directors shall select by appropriate resolution. This meeting shall be the only regular meeting of the shareholders in any one calendar year.
     Section 3. Special Meetings. (Amended on July 21, 1995.) Special meetings of the shareholders may be called for any purpose or purposes at any time by:
     (a)  the Chief Executive Officer;
     (b)  the Chief Financial Officer;
     (c)  two or more members of the Board of Directors;
     (d)  the Chairman of the Board; or
     (e)  a shareholder or shareholders holding ten percent (10%)
or more of the voting power of all shares entitled to vote except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise effect the composition of the Board of Directors for that purpose, must be called by twenty five percent (25%) or more of the voting power of all shares entitled to vote. Any shareholder or shareholders demanding a special meeting of shareholders in accordance with the foregoing may demand a special meeting only by written
notice of demand given to the Chief Executive Officer or Chief Financial Officer, which written notice shall set forth the specific purposes of the meeting.
     Section 4.     Notice of Meeting.   Written notice stating the
place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed or personally delivered not less than ten days nor more than sixty days prior to the date of the meeting, by the Secretary, to each shareholder of record entitled to vote at such meeting. Waiver by a shareholder of notice of a shareholders' meeting, signed by him, whether before or after the time of such meeting, or attendance at such meeting, shall be equivalent to the giving of such notice.  In case of adjournment of a meeting from time to time, no further notice of the adjourned meeting shall be necessary if an announcement is made at the meeting where the adjournment is had, specifying the place, day and hour of the adjourned meeting.
     Section 5.     Voting Rights.  (Amended on April 21, 1987.)
Every holder of record, as provided below, of common stock or preferred stock having voting rights shall be entitled to vote, in person or by proxy executed in writing and delivered to the
Secretary at or before the meeting, and he shall be entitled to such vote for each share of stock standing in his name as shall be fixed by the Articles of Incorporation or by resolution of the Board of Directors; provided that no revocable proxy shall be voted if executed more than three years prior to the date of a meeting. Except as may otherwise be provided by the Board of Directors from time to time, only voting shareholders of record at the close of business on a day ten days prior to the date of a meeting shall be entitled to vote at such meeting.
     Section 6.     Quorum; Action by Shareholders.
     (a) The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum any meeting may be adjourned from time to time.  The shareholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a
quorum.
     (b) The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present at a meeting, except where the articles of incorporation or statute shall otherwise provide.

                            ARTICLE II
                            Directors

     Section 1.     Number of Directors; Classification.  (Amended
on April 23, 1991.)  The business of the Corporation shall be managed by a Board of not less than three (3) nor more than
fifteen (15) directors, who need not be shareholders of the Corporation; and the decisions of the Board shall be by a majority of the members present.
     The Board of Directors has been divided into three classes, as nearly equal in number as may be, with the terms of office for each class staggered so that the term for only one class expires each year. When the number of directors is changed, any newly created directorships or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.  Such classification of any newly created directorship shall be fixed by the Board.
     Section 2.     Tenure.  At each annual meeting the
shareholders shall elect directors to fill the vacancies of such directors whose terms have expired. Each newly elected director shall hold office for a term expiring at the third succeeding annual meeting or until his successor is elected and qualifies.
     Section 3.     Vacancies.  (Amendment approved by Board on
July 20, 1990 and Ratified by Shareholders on April 23, 1991.)
Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by election at a meeting of shareholders. Any director who is elected to fill a vacancy by the remaining directors shall be required to stand for election at the next regular or special meeting of the shareholders, regardless of whether the class of directors into which such director has been placed will otherwise be elected at such meeting.
     Section 4. Meetings of the Board; Notice. (Amended on October 18, 1985.) The Board of Directors shall meet each year immediately after the annual meeting of shareholders, at the same place.  No notice of any kind to either old or new members shall be necessary for such annual meeting or for any regular meeting of the directors fixed from time to time by resolution of a majority of the Board of Directors. Other meetings of the Board of Directors may be held upon three (3) days' written notice upon the call of the Chairman, the Chief Executive Officer, President or any directors. Notice may be waived in writing before or after the time of such meeting, and attendance of a director at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.
     Section 5. Quorum. A majority of the directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist for any reason, the remaining directors shall constitute a quorum for the filling of such vacancies.
     Section 6.     Removal of Directors.  (Amended on April 22,
1986.)
     (a) A director may be removed by the Board at any time, but only with good cause shown therefor, if (1) the director was appointed by the board to fill a vacancy and shareholders have not since such appointment elected directors in such director's class; and (2) a majority of the other directors present affirmatively vote to remove the director.
     (b) Any one or all of the directors may be removed with good cause shown therefor, at any meeting of the shareholders called for that purpose, by the affirmative vote of 60% of the voting power of the shares entitled to vote provided that removal is not opposed by more than 25% of the voting power of the shares entitled to vote.
     (c) "Good cause" for the purpose of this section shall mean (i) conviction of a crime involving moral turpitude, (ii) dishonesty in dealings with the Corporation or with respect to its assets or (iii) engaging in competition, directly or indirectly, with the Corporation, usurping any corporate opportunity or advantage or knowingly violating Section 302A.255 of Minnesota Statutes, as amended, with respect to director conflicts of interest, without the prior consent of the Board of Directors after complete disclosure of all material facts with respect thereto.
     (d)  This section 6 may be amended or repealed at any annual or special meeting of the shareholders by the affirmative vote of the holders of 60% of the voting power of all shareholders
entitled to vote, provided such amendment or repeal shall not receive the negative vote of the holders of more than 25% of the voting power of all shareholders entitled to vote.
     Section 7.     Committee of Disinterested Persons.
     (a)  The board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation.
     (b) For purposes of this Section 7, a director or other person is "disinterested" if the director is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the Corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question.
     (c) The committee, once established, is not subject to direction, control, or termination by the Board. A vacancy on the committee may be filled by a majority vote of the remaining members.  The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee's existence shall terminate upon issuance of the final written report of its determinations.
     (d) A disinterested person appointed to a committee so established is deemed to be a director for the period of existence of the committee but has no power to act as a director except in conjunction with the activities of the committee.
     Section 8. Executive Committee. (Adopted on April 26, 1983.) The Board of Directors may by resolution or resolutions, passed by a majority of the total number of directors, designate an Executive Committee of three directors, one of whom shall be an executive of the Company (an "inside" board member) and
one of whom shall be independent of management (an "outside"
board member). The Board shall designate one member of this Committee as Chairman. The Executive Committee shall not have authority to alter or amend the By-Laws, but shall exercise all other powers of the Board of Directors between the meetings of said Board, except the power to fill vacancies in the Board and in their own membership, which vacancies shall be filled by the
Board of Directors.  The Board of Directors shall have the power at any time to change the membership of or to dissolve the
Executive Committee.  The Committee shall take no action
except by unanimous approval of all its members.   The
Committee shall meet at the request of the Chairman or any member with proper notice. Regular minutes will be kept of Executive Committee proceedings and shall be reported at the next following meeting of the Board of Directors to become a part of the record at that Board meeting at which they are presented.
     Section 9.     Nominations.  (Adopted on October 18, 1985.)
No candidate may be nominated for election as a director at the annual meeting of shareholders, and no votes cast in his or her name for election shall be counted, unless the nomination of such person has been previously submitted to the Board of Directors or its nominating committee in accordance with the provisions of this Article II. If such nomination has been duly submitted, the nominee may be nominated for election at any meeting held within twelve months thereafter, notwithstanding the fact that such nominee is not listed as an alternate candidate in the proxy furnished by management.
     Section 10.    Designation of Nominees.  (Adopted on October
18, 1985 and Amended on March 6, 1990.)  The Board of
Directors, or a nominating committee duly appointed by the Board and composed of directors not candidates for election at the annual meeting, shall have the sole authority to designate candidates to be nominated by management for election as directors of the Corporation by the shareholders.
     Any holder of voting shares of the Corporation may submit the nomination of a candidate or candidates for election as director at the next meeting of shareholders at which an election is to be held.
     Section 11. Information Required. (Adopted on October 18, 1985 and Amended on March 6, 1990.) Each nomination for the office of director must be submitted to the Secretary of the Corporation no later than sixty (60) days following the end of the Corporation's fiscal year. Nominations shall only be deemed to have been submitted on the date on which all of the following has been received by the Corporation:
     (a) all information about the nominee which may be required to be provided with any proxy or information statement pursuant to the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder;

     (b) a completed copy of the questionnaire required by the Corporation for all director nominees, executed by the nominee;

     (c) a statement signed by the nominee consenting to his nomination and agreeing, if elected, to serve as a director of the Corporation; and

     (d) if submitted by a shareholder, appropriate evidence that the person submitting the nomination is a shareholder of the Corporation.

     Copies of all appropriate forms for nomination required hereunder shall be made available by the Secretary of the Corporation upon request of, and without charge to, any shareholder.
     Section 12. Alternate Nominees. (Adopted on October 18, 1985.) The Board of Directors, or its duly appointed nominating committee, may designate one or more nominees submitted by shareholders in accordance with Section 11 hereof, to appear as alternate candidates on any proxy solicited by, or in any proxy or information statement furnished by, management in connection with such annual meeting. The number of alternate candidates for election shall not exceed the number of directors to be elected at the annual meeting for which nominations are made. The
Board of Directors, or its duly appointed nominating committee, may use any means it deems reasonably appropriate to determine which shareholder nominees, if any, may be listed as alternate candidates on management's proxy and in any proxy or information statement supplied by the Corporation in connection with such annual meeting of shareholders.


                           ARTICLE III
                             Officers

     Section 1. Number of Officers. (Amended on April 21, 1987.) The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, and such other officers and assistant officers and agents as may be chosen by the Board of Directors from time to time. Any two offices may be held by one person.
     Section 2. Election; Vacancies; Tenure. Officers shall be chosen at the annual meeting of the Board of Directors, to hold office until the next annual meeting or until their successors are chosen and qualified. Any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy shall be filled by the affirmative vote of a majority of the directors, and an officer so chosen shall hold office until his successor is chosen and qualified. In the absence of an election or appointment of a Chief Executive Officer or Chief Financial Officer by the board, the person or persons exercising the principal functions of those offices are respectively deemed to have been elected to those offices.
     Section 3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors and shall perform such other duties as may be prescribed from time to time by these By-Laws or by the Board of Directors.
     Section 4.     Chief Executive Officer.  The Chief Executive
Officer shall:
     (a) Have general active management of the business of the Corporation;

     (b) When present, and in absence of the Chairman, preside at all meetings of the board and of the shareholders;

     (c) See that all orders and resolutions of the board are carried into effect;

     (d)  Perform such duties as shall be delegated by the board;
and

     (e) Render to the Board, whenever requested, an account of all transactions by the Chief Executive Officer.

     Section 5.     President.  The President shall:
     (a) Perform such duties as shall be delegated by the Board or by the Chief Executive Officer; and

     (b) Render to the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the President.

     Section 6.     Chief Financial Officer.  The Chief Financial
Officer shall:
     (a)  Keep accurate financial records for the Corporation;

     (b) Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board;

     (c) Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor;

     (d) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board;

     (e) Render to the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the Chief
Financial Officer and of the financial condition of the Corporation;
and

     (f) Perform such duties as shall be delegated by the Board or by the Chief Executive Officer.

     Section 7.     Treasurer.  The Treasurer shall:
     (a) Perform such duties as shall be delegated by the Board, the Chief Executive Officer or the Chief Financial Officer; and

     (b) Render to the Chief Financial Officer, the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the Treasurer.

     Section 8. Vice President. Each Vice President shall perform such duties as may be prescribed from time-to-time by these By-Laws, the Board of Directors or the Chief Executive Officer.
     Section 9. Secretary. The Secretary shall give proper notice of meetings of shareholders and Board of Directors and other notices required by law or by these By-Laws. He shall attend all meetings of the shareholders and Board of Directors and shall maintain records of, and, whenever necessary, certify all proceedings of the Board and the shareholders. He shall also perform all duties as these By-Laws, the Board of Directors, or the Chief Executive Officer may from time to time prescribe.
     Section 10. Salaries. The salaries of all officers shall be fixed by the Board of Directors and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing same.
     Section 11. Contracts. (Amended on July 18, 1986.) Except as otherwise provided by the Board of Directors from time-to-time, all formal contracts of this Corporation shall be executed on its behalf by the Chief Executive Officer, the President, or the Chief Financial Officer.
     Section 12. Expenses and Unreasonable Compensation. In the event any expenses authorized to be reimbursed to an officer of this Corporation shall be disallowed as a deduction to this Corporation, such expenses shall be deemed to be additional compensation to such officers for the period in which received; provided, further, that if in the event the treatment of such expenses as additional compensation, or any other payments of salaries, bonuses, medical reimbursements or other benefits paid to an officer of the Corporation shall be deemed unreasonable compensation and disallowed as a deduction to this Corporation, then such officer shall be obligated to immediately repay to the Corporation the full amount of any such disallowance and the Board of Directors shall take whatever action as, in the opinion of counsel to the Corporation, may be deemed necessary to collect such disallowance.
     Section 13. Indemnity. Each present or future director or officer, whether or not then in office, and the executors, administrators, or other legal representative of any such director or officer, shall be fully indemnified by the Corporation, in the manner and to the extent allowed by Minnesota Statutes
302A.521, or any amendment thereto.

                            ARTICLE IV
                          Capital Stock

     Section 1. Issuance of Shares. The capital stock, including both authorized but previously unissued shares, may be issued for such consideration, not less than the par value thereof in the case of shares having par value, as shall be fixed from time to time by the Board of Directors.
     Section 2. Transfer of Shares. (Adopted on January 19, 1993.) The shares of the Corporation shall be transferable on the books of the Corporation: (a) in the case of those shares represented by certificates, only upon surrender of each certificate representing the same or with separate written
assignment accompanying the certificates, or (b) in the case of shares without certificates, by delivery of written assignment in respect of the shares being transferred. In either case, such certificate or written assignment shall be properly endorsed by the registered holder or by his duly authorized attorney, and any written assignment shall be in form and substance satisfactory to the Corporation.  Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of any information required by Section 302A.417, Subd. 7 of the Minnesota Business
Corporation Act and by Section 336.8-408 of the Minnesota
Uniform Commercial Code, as each may be amended from time
to time.
     Section 3. Certificates of Stock. (Adopted on January 19, 1993.) Each holder of the shares of the Corporation shall be entitled to a certificate signed by the Chairman, Chief Executive Officer or President and by the Chief Financial Officer, Treasurer
or Secretary of the Corporation and sealed with the seal of the Corporation, if any, or a facsimile thereof. The certificates shall be in such form as shall be approved by the Board of Directors. However, unless the Board of Directors shall provide otherwise, and except for shares which are subject to any restriction as to transfer, all of the shares of any or all of the Corporation's classes or series may be issued without certificates. Shares represented by certificates shall not be re-issued without certificates except upon the request of the shareholder and until the certificate is surrendered to the Corporation. A holder of such uncertificated shares may request that a certificate be provided to such holder by giving notice to the Secretary of the Corporation.
     For the purposes of Section 3(d) of Article VIII of the Articles of Incorporation relating to redemption of the Corporation's shares, the term "certificates" shall mean certificates or, in the case of shares without certificates, written assignment.
     Section 4.     Transfer Agent and Registrar.  (Adopted on
January 19, 1993.)  The Board of Directors may appoint a
transfer agent and registrar and may require that any stock certificates issued bear the countersignature of said transfer agent and registrar.
     The Board of Directors shall have authority to make and alter such rules and regulations as they may deem expedient concerning issue, transfer and registration of shares of the stock of the Corporation and rights or options relating thereto.
     Section 5. Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as the record date for determination of shareholders entitled to notice of and to vote at such meeting and not exceeding forty (40) days preceding the date fixed for
payment of any dividends, delivery of any rights, or other distribution allowed by law.
     Section 6. Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall furnish an affidavit of such fact and shall furnish an appropriate bond of indemnity in form, substance, amount and with surety satisfactory to legal counsel for the Corporation, in which bond the
Corporation and the Transfer Agent and Registrar shall be
named as obligees.
     Section 7.     Definitions.   (Adopted on October 18, 1985.)
The following definitions shall apply herein:
     (a) "Acquiring person" means a person, corporation or other entity proposing to make a control share acquisition, but does not include a licensed broker/dealer or underwriter who (i) purchases shares of the Corporation solely for purposes of resale to the public, and (ii) is not acting in concert with an acquiring person.

     (b) "Beneficial owner" includes, but is not limited to, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote or direct the voting of any shares of the Corporation and the power to dispose of, or direct the disposition of, such shares. "Beneficial ownership" includes, but is not limited to, the right, exercisable within 60 days, to acquire securities through the exercise of options, warrants, or rights or the conversion of convertible securities, or otherwise. The shares subject to these options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by this person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
          A person is the beneficial owner of securities beneficially owned by any relative or spouse or relative of the spouse residing in the home of this person, any trust or estate in which this person owns ten percent or more of the total beneficial interest or serves as trustee or executor, any corporation or entity in which this person owns ten percent or more of the equity, and any affiliate or associate of this person.

     (c) "Control share acquisition" means an acquisition of shares of the Corporation resulting in beneficial ownership by an acquiring person of a new range of voting power specified in
Section 8(d), but does not include any of the following:

          (1) an acquisition before, or pursuant to an agreement entered into before, the date of adoption of this section of Article IV of the By-Laws;

          (2) an acquisition by a donee pursuant to an inter vivos gift not made to avoid the provisions of Sections 7 through 14 of
Article IV or by a distributee as defined in Minn. Stat. Section
524.2-201, clause (10);

          (3) an acquisition pursuant to a security agreement not created to avoid the provisions of Sections 7 through 14 of Article IV;

          (4) an acquisition of shares of the Corporation pursuant to a merger or exchange of shares, if the Corporation is a party to the transaction; or

          (5)  an acquisition of shares from the Corporation.

     Section 8. Information Statement. (Adopted on October 18, 1985.) An acquiring person shall deliver to the Corporation at its principal executive office an information statement containing all of the following:
     (a)  The identity of the acquiring person;

     (b) a reference that the statement is made under this section of the By-Laws;

     (c) the number of shares of the Corporation beneficially owned by the acquiring person;

     (d) a specification of which of the following ranges of voting power in the election of directors would result from consummation of the control share acquisition:

          (1)  at least 20 percent but less than 33-1/3 percent;

          (2)  at least 33-1/3 percent but not more than 50 percent;
and

          (3)  over 50 percent.

     (e) the terms of the proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition, plans or proposals of the acquiring person to liquidate the Corporation, to sell all or substantially all of its assets, or merge it or exchange its shares with any other person, to change the location of its principal executive office or of a material portion of its business activities, to change materially its management or policies of employment, to alter materially its relationship with suppliers or customers or the communities in which it operates, or make any other material change in its business, corporate structure, management or personnel, and such other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the proposed control share acquisition.

     Section 9.     Special Meeting.  (Adopted on October 18,
1985.) Within 5 days after receipt of an information statement pursuant to Section 8, the Corporation shall call a special meeting of the shareholders to vote on the proposed control share acquisition. The meeting shall be held no later than 55 days after receipt by the Corporation of the information statement, unless the acquiring person agrees to a later date, and no sooner than 30 days after receipt of the information statement, if the acquiring person so requests in writing when delivering the information statement. The notice of the meeting shall be, at a minimum, accompanied by a copy of the information statement and a statement disclosing that the Board of Directors of the Corporation (i) recommends acceptance of, (ii) expresses no opinion and is remaining neutral toward, (iii) recommends rejection of, or (iv) is unable to take a position with respect to, the proposed control share acquisition. The notice of meeting shall be given within 20 days after receipt of the information statement.
     Section 10.    Consummation of Acquisition.  (Adopted on
October 18, 1985.) The acquiring person may consummate the proposed control share acquisition if and only if both of the following occur:
     (a) the proposed control share acquisition is approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote under applicable Minnesota law; and

     (b) the proposed control share acquisition is consummated within 180 days after shareholder approval.

     Section 11. Failure to Comply. (Adopted on October 18, 1985.) All shares of the Corporation acquired by an acquiring person in violation of Section 10 shall be: (a) denied voting rights for one year after acquisition; (b) nontransferable on the books of the Corporation for one year after acquisition; and (c) subject to the Corporation's option, during such one-year period, to call the shares for redemption at the price at which the shares were acquired. Such redemption shall occur on the date set in the call notice, which shall not be later than 60 days after the call notice is given.
     Section 12. Proxy Solicitation. (Adopted on October 18, 1985.) Notwithstanding any contrary provision of these By-Laws, a proxy relating to a meeting of shareholders required under
Section 9 of this Article IV must be solicited separately from the offer to purchase or solicitation of an offer to sell shares of the Corporation. Except for irrevocable proxies appointed in the regular course of business and not in connection with a control share acquisition, all proxies appointed for or in connection with the shareholder authorization of a control share acquisition pursuant Sections 7 through 14 of Article IV shall be at all times terminable at will prior to the obtaining of the shareholder authorization, whether or not the proxy is coupled with an interest. Without affecting any vote previously taken, the proxy may be terminated in any manner permitted by Minnesota statutes or by giving oral notice of the termination in the open meeting of shareholders held pursuant to Section 9 hereof. The presence at a meeting of the person appointing a proxy does not revoke the appointment.
     Section 13.    Amendments or Repeal.  (Adopted on October
18, 1985.) Notwithstanding any contrary provision of these By-Laws, the provisions of Sections 7 through 14 of this Article may be amended or repealed by the shareholders only by the affirmative vote of the holders of 85% of each class of shares of the Corporation entitled to exercise the voting power of the Corporation; provided, however, that if no person holds more than twenty percent (20%) of the Voting Shares and there is no control share acquisition of which the Board of Directors has credible notice, the necessary vote for amendment or repeal may be reduced by the Board of Directors to not less than a majority of the outstanding shares in each class; and provided further that no amendment or repeal of Sections 7 through 14 of this Article adopted after the notice to shareholders referred to in Section 9 herein is given shall affect the rights of any shareholder under said Sections 7 through 14.
     Section 14.    Dissenting Shareholders.  (Adopted on October
18, 1985.) Shareholders dissenting from a control share acquisition for which approval of shareholders is sought shall have the right to obtain fair value of their shares, pursuant to the provisions of Minnesota Statutes 302A.473 (1985), as amended.

                            ARTICLE V
                          Miscellaneous

     Section 1. Seal. The corporate seal, if any, shall be circular in form and have inscribed thereon the name of the Corporation, the State in which it is incorporated and the words "corporate seal."
     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

                            ARTICLE VI
                            Amendments

     These By-Laws may be altered, amended or repealed by the Board of Directors, subject to the power of the shareholders, by the affirmative vote of a majority of the shareholders entitled to vote, at any meeting, to change or repeal such By-Laws;
provided that notice of such proposed amendment shall have been given in the notice of such meeting. The Board of Directors shall not make or alter any By-Law fixing their number, qualifications, classifications or terms of office.